EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SABARNES-OXLEY ACT OF 2002

In connection with the Annual Report of Century Pacific Housing Fund I (the "Partnership") on Form 10-K for the year ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Irwin J. Deutch, Chief Executive Officer of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects the financial condition and result of operations of the Partnership.

/s/ IRWIN J. DEUTCH

Irwin J. Deutch
President, Chief Executive Officer

January 21, 2005

Date